Exhibit 10.9

EXECUTION COPY

AMENDMENT NUMBER ELEVEN

to the

MASTER REPURCHASE AGREEMENT

Dated as of July 2, 2013,

among

PENNYMAC LOAN SERVICES, LLC,

MORGAN STANLEY BANK. N.A.

and

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

This AMENDMENT NUMBER ELEVEN (this “Amendment Number Eleven”) is made this 20th day of March, 2018, among PENNYMAC LOAN SERVICES, LLC a Delaware limited liability company, as seller (“Seller”), MORGAN STANLEY BANK, N.A., a national banking association, as buyer (“Buyer”) and MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, as agent for Buyer (“Agent”), to the Master Repurchase Agreement, dated as of July 2, 2013, among Seller, Buyer and Agent, as such agreement may be amended from time to time (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller, Buyer and Agent have agreed to amend the Agreement to permit the purchase of Jumbo Mortgage Loans thereunder, as more specifically set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Buyer and Agent that Seller is in full compliance with all of the terms and conditions of the Agreement and each other Repurchase Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Repurchase Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.      Amendments.  Effective as of March 20, 2018 (the “Amendment Effective Date”),

(a)         Section 1.01 of the Agreement is hereby amended by adding the following new defined term “Agency Mortgage Loan” immediately following the definition of “Agency Guide:”

“Agency Mortgage Loan” shall mean a Mortgage Loan which conforms with all requirements of a related Agency and is eligible for sale to Fannie Mae or Freddie Mac, or for guaranty by Ginnie Mae, the VA or the RHS, or for insurance by the FHA, and which satisfies all applicable requirements for delivery to the related Agency.

(b)         Section 1.01 of the Agreement is hereby amended by adding the following new defined term “Jumbo Mortgage Loan” immediately following the definition of “Interest Rate Protection Agreement:”

“Jumbo Mortgage Loan” shall mean a Mortgage Loan which is not an Agency Mortgage Loan and which conforms with the Underwriting Guidelines for Jumbo Mortgage Loans as in effect as of the related Purchase Date.

(c)         the definition of Underwriting Guidelines in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

“Underwriting Guidelines” shall mean the underwriting guidelines attached as Exhibit E hereto, which (a) with respect to any Agency Mortgage Loans comply with all current requirements of Fannie Mae and Freddie Mac, in effect as of the date of this Agreement, and (b) with respect to any Jumbo Mortgage Loans comply with all current requirements of Fannie Mae and Freddie Mac, in effect as of the date of this Agreement, other than the requirements as to the original principal balance of the Mortgage Loans, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with terms of this Agreement, and which have been approved (including any changes subsequent to the date hereof) in writing by Agent.

(d)         Section 2.01 of the Agreement is hereby amended by adding the following new sub-section (c) to the end thereof to read in its entirety as follows:

(c)         Notwithstanding anything to the contrary, any purchase of a Jumbo Mortgage Loan hereunder shall be made on an uncommitted basis and the Buyer shall have no obligation to enter into Transactions with respect to any Jumbo Mortgage Loans, which Transactions shall be entered into in the sole discretion of Buyer

(e)         Section 6.28 of the Agreement is hereby amended to read in its entirety as follows:

6.28      Origination and Acquisition of Mortgage Loans.  The Mortgage Loans were originated by the Seller or a Qualified Originator, and the origination and collection practices used by the Seller or Qualified Originator, as applicable, with respect to the Mortgage Loans have been, in all material respects legal and in compliance with all laws with respect to unfair and deceptive lending practices and Predatory Lending Practices, proper, prudent and customary in the residential mortgage loan origination and servicing business and in accordance with the Underwriting Guidelines, and except with respect to any Jumbo Mortgage Loans, in accordance with FHA, VA, RHS, Ginnie Mae, Fannie Mae and Freddie Mac standards as applicable.  The Seller shall assure that the Buyer has access to the Freddie Mac Loan Prospector (LP) Fannie Mae DeskTop Underwriting (DU) to confirm the approved status of the Mortgage Loans under such programs; provided that LP and DU are not used for Mortgage Loans that are part of the “VA IRRRL”or “FHA Streamline” programs.  All Agency Mortgage Loans are in conformity with the Underwriting Guidelines and are eligible for sale to Fannie Mae or Freddie Mac or for guaranty by Ginnie Mae, the VA or the RHS or for insurance by the FHA, and satisfy all applicable requirements for delivery to the appropriate Agency.  Each of the Mortgage Loans complies with the representations and warranties listed in Schedule 1 hereto.  The Seller shall provide written notice to the Buyer and the Agent of any material change in the process and standards pursuant to which Qualified Originators are approved and shall notify the Buyer and the Agent of any Qualified Originators that are approved following the Effective Date.

(f)         Section 7.09 of the Agreement is hereby amended by adding the following sentence to the end thereof:

The Seller shall not sell any Jumbo Mortgage Loans hereunder that are subject to any material change, amendment or modification to the Underwriting Guidelines for the Jumbo Mortgage Loans unless the Buyer or the Agent has determined that such changes are acceptable to it.

(g)        Part I of Schedule 1 of the Agreement is hereby amended by deleting sub-section (c) in its entirety and replacing it with the following:

(c)         No Outstanding Charges.  There are no defaults in complying with the terms of the Mortgage securing the Mortgage Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, condominium charges, homeowners and condominium owners association fees, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.  Neither the Seller nor the Qualified Originator from which the Seller acquired the Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest thereunder.

(h)        Part I of Schedule 1 of the Agreement is hereby amended by deleting sub-section (i) in its entirety and replacing it with the following:

(i)          Location and Type of Mortgaged Property.  The Mortgaged Property is located in an Acceptable State as identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a dwelling which, (a) in the case of an Agency Mortgage Loan, is acceptable under the Underwriting Guidelines and is acceptable to the related Agency pursuant to the applicable Agency Guide and, (b) in the case of a Jumbo Mortgage Loan is acceptable under the Underwriting Guidelines.  No residence or dwelling is a mobile home or a manufactured dwelling.  No portion of the Mortgaged Property is used for commercial purposes.  Each Jumbo Mortgage Loan is identified on the Mortgage Loan Schedule as a Jumbo Mortgage Loan.

(i)         Part I of Schedule 1 of the Agreement is hereby amended by deleting sub-section (j)(2) in its entirety and replacing it with the following:

(2)         covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and to any applicable Agency, and specifically referred to in the lender’s title insurance policy delivered to the applicable Agency or Custodian, and originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

(j)          Part I of Schedule 1 of the Agreement is hereby amended by deleting the first sentence of sub-section (o) in its entirety and replacing it with the following:

No Mortgage Loan has an LTV greater than (a) in the case of a Jumbo Mortgage Loan, 80%, and (b) in the case of an Agency Mortgage Loan, the applicable percentage permitted by Fannie Mae, Freddie Mac, Rural Housing Service, FHA or VA.

(k)         Part I of Schedule 1 of the Agreement is hereby amended by deleting sub-section (r) in its entirety and replacing it with the following:

(r)         No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens), homeowners' association liens, judgment liens or any other encumbrance affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

(l)         Part I of Schedule 1 of the Agreement is hereby amended by deleting sub-section (v) in its entirety and replacing it with the following:

(v)         Conformance with Underwriting Guidelines and Agency Standards.  The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines and, in the case of an Agency Mortgage Loan, all provisions of the applicable Agency Guide.  The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac, Fannie Mae or Ginnie Mae, as applicable, and in the case of any Jumbo Mortgage Loan, Fannie Mae and Freddie Mac, and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used.

(m)       Part I of Schedule 1 of the Agreement is hereby amended by deleting sub-section (jj) in its entirety and replacing it with the following:

(jj)         Appraisal.  With respect to each Mortgage Loan, other than an Agency Mortgage Loan for which the related Agency has granted a property inspection waiver, the Mortgage File contains either (i) an appraisal of the related Mortgaged Property or Cooperative Unit signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the originator, who had no interest, direct or indirect in the Mortgaged Property or Cooperative Unit or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of (a) in the case of a Jumbo Mortgage Loan, Fannie Mae and Freddie Mac, or (b) in the case of an Agency Mortgage Loan, Fannie Mae, Freddie Mac, Ginnie Mae, FHA, RHS or VA, as applicable, and in any case, Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated, or (ii) in the case of an Agency Mortgage Loan, another valuation model otherwise permitted under applicable Agency Guides and acceptable to Buyer.

(n)        The definition of “Loan-to-Value Ratio” or “LTV” in Part 2 of Schedule 1 of the Agreement is hereby amended to read in its entirety as follows:

“Loan-to-Value Ratio” or “LTV” means (a) with respect to any Jumbo Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the lesser of (i) the Appraised Value of the Mortgaged Property at origination or (ii) if the Mortgaged Property was purchased within 12 months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property, and (b) with respect to any Agency Mortgage Loan, the loan to value ratio of such Mortgage Loan as determined in accordance with the Agency Guides of the Agency which is insuring or guaranteeing such Mortgage Loan or to which such Mortgage Loan is eligible to be sold.

SECTION 2.     Defined Terms.  Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 3.      Effectiveness.  This Amendment Number Eleven shall become effective as of the date that the Agent shall have received:

(a) counterparts hereof duly executed by each of the parties hereto, and

(b) counterparts of that certain Amendment Number Twelve to the Pricing Side Letter, dated as of the date hereof, duly executed by each of the parties thereto.

SECTION 4.      Fees and Expenses.  Seller agrees to pay to Buyer and Agent all reasonable out of pocket costs and expenses incurred by Buyer or Agent in connection with this Amendment Number Eleven (including all reasonable fees and out of pocket costs and expenses of Buyer’s or Agent’s legal counsel) in accordance with Section 13.04 and 13.06 of the Agreement.

SECTION 5.      Representations.  Seller hereby represents to Buyer and Agent that as of the date hereof and taking into account the terms of this Amendment Number Eleven, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Repurchase Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Repurchase Document.

SECTION 6.      Binding Effect; Governing Law.  THIS AMENDMENT NUMBER ELEVEN SHALL BE BINDING AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS.  THIS AMENDMENT NUMBER ELEVEN SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

SECTION 7.     Counterparts.  This Amendment Number Eleven may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 8.      Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment Number Eleven need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller, Buyer and Agent have caused this Amendment Number Eleven to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

PENNYMAC LOAN SERVICES, LLC
(Seller)

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

MORGAN STANLEY BANK, N.A.
(Buyer)

By:	/s/ Matthieu Milgrom
Name:	Matthieu Milgrom
Title:	Authorized Signatory

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC
(Agent)

By:	/s/ Christopher Schmidt
Name:	Christopher Schmidt
Title:	Vice President

Amendment Number Eleven to Master Repurchase Agreement